Filed pursuant to Rule 424 (b) (3)
                                            Registration Statement No. 333-38718



Supplement, Dated July 14, 2000, to Prospectus, Dated June 7, 2000
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     On July 12, 2000, RELM Wireless Corporation issued a press release announcing the appointment of David P. Storey to the position of President and Chief Executive Officer, and the resignation of Richard K. Laird.